NUMBER                                                                     UNITS

U-________

                         RENAISSANCE ACQUISITION CORP.

SEE REVERSE FOR
CERTAIN DEFINITIONS

                                                                 CUSIP _________

     UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO
                       PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____________________________________________________________
is the owner of _________________________________________________________ Units.
Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Renaissance Acquisition Corp., a Delaware
corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ______________, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on
_______________, 2010, or earlier upon redemption (the "Expiration Date"). The
Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to _____________, 2006, subject to earlier separation in the discretion of Ladenburg Thalmann & Co. Inc. The terms of the
Warrants are governed by a Warrant Agreement, dated as of _______, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent,
and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant
Agent at 17 Battery Place, New York, New York 10004, and are available to any
Warrant holder on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
   -------------------------------------

                          RENAISSANCE ACQUISITION CORP.
                                    CORPORATE
                                    DELAWARE
                                      SEAL
                                      2006

                          RENAISSANCE ACQUISITION CORP.

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common    UNIF GIFT MIN ACT - _____ Custodian ______
   TEN ENT - as tenants by the                           (Cust)          (Minor)
             entireties                                  under Uniform Gifts to
   JT TEN  - as joint tenants with                       Minors Act ____________
             right of survivorship                                    (State)
             and not as tenants
             in common

Additional Abbreviations may also be used though not in the above list.

     For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

______________________________________

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________
________________________________________________________________________________
__________________________________________________________________________ Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
      -------------------------------

                                        ----------------------------------------
                                        NOTICE: The signature to this assignment
                                                must correspond with the name as
                                                written upon the face of the
                                                certificate in every particular,
                                                without alteration or
                                                enlargement or any change
                                                whatever.

Signature(s) Guaranteed:

-------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION
PROGRAM, PURSUANT TO S.E.C. RULE
17Ad-15).